Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Zaxis International Inc.

I hereby consent to the incorporation in this Form SB-2 Registration Statement of my report dated March 24, 2006, relating to the financial statements of Zaxis International Inc., for the years ended from December 31, 2005 and 2004.

I also consent to the reference to me under the caption "Experts" in the Prospectus.

April 10, 2006

/s/ Michael F. Cronin
Certified Public Accountant
687 Lee Road

Rochester, NY 14606